Trademark License Agreement

Preamble

Petzold owns a federal registration for the Mark "CATWALK" for soaps, essential oil, body an beauty care, hair tonic, tooth paste, detergent and whitener, German patent office (Deutsches Patentamt) Registration No. 39724471, Akz:
39724471.1, which registration was granted on 05.30.1997 and which entry was made on 09.01.1997.

LOOK distributes perfume goods under the mark "CATWALK".

Petzold hereby grants LOOK license to use the MARK. Foregoing under this fundamentals both parties enter into the agreement.

1. Object

1. Petzold grants LOOK the assignable exclusive license to use the MARK, particularly for labeling of perfume goods, cosmetic goods or body and beauty care goods for a unrestricted time. LOOK has the right to register the MARK as a DOMAIN for itself at its own expenses, if LOOK shall not hold own rights or superior rights of the labeling "CATWALK". LOOK agrees to the foregoing.

2. Petzold may not assign, transfer or sublicense rights in the MARK to any third party or not use his right in the MARK for the labeling of goods in category 3 without the prior written consent of LOOK, for instance perfume goods, cosmetic goods or body and beauty care. Third party is any natural person or legal person, which is not be a contracting party, even if the third party is disproportionate in a natural or legal way to the contracting parties.


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3.    LOOK is authorized at its own expenses to register this license  states in section 1.1 in the german patent office (Deutsches Patentamt).

2. Consideration

1. Perzold will receive as consideration for the license a single premium of 1,- AST (one Schilling), payable by signing this agreement.

2. Petzold will warrants after signing the agreement that he had been received the amount.

3. Cancellation of license

1. This agreement shall be revokable by Petzold upon 14 days, if the role of Wolfgang Schwartz as the (CEO) Chief executive Officer shall be terminated or Netizen Ltd. incorporated in Nassau, Bahamas, shall lose its majority of LOOK Models International Inc, New York shares.

2. Furthermore Petzold is not authorized for any other motives to revoke LOOK license, which is stated in section 1.1.

4.  Protection of trademark rights

1.    The  contractual   parties  shall  agree  to  notify  each  other  of  any
      infrigments by others in the MARK, particularly any form of utilization by third parties.

2. LOOK shall authorize to sue or to defend any infrigment in the MARK, Furthermore LOOK shall assert any compensation. In this case Petzold agrees to assist LOOK to the extent necessary by LOOK's claims. From this follows no right for LOOK to demand any financial support.


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5. Secretly

1. It is agreed that the object, the content and the existence of this agreement is high confidential.

2. Petzold and LOOK are bound not to communicate directly or indirectly the object, the content or the existence of this agreement to a third parties. Furthermore it is prohibited to pass on any duplicate, copy, transcription or several parts to third parties.

6. Jurisdiction/Choice of law

1. Place of jurisdiction in the context with any dispute of this agreement is Vienna (Austria).

2.    Austrian law does apply.

7. Miscellaneous Provisions

1. Petzold shall submit every necessitate or official statement to third parties in regarding to this agreement, particularly German patent office (Deutsches Patentamt).

2. LOOK shall pay all expenses, levy and charge which may be or become due in accordance with establishing and implementing this agreement. Every Party shall pay their own tax counsel.


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/s/ U. Petzold
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U. Petzold

Look Models International, Inc.

By: /s/ Wolfgang Schwarz
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Wolfgang Schwarz
President
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